                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT.

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12


                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]
                             1241 EAST MAIN STREET
                          STAMFORD, CONNECTICUT 06902

CONSENT SOLICITATION STATEMENT

To our Stockholders:

     The Board of Directors of World Wrestling Federation Entertainment, Inc. (the "Company") is soliciting your consent to an amendment of the Company's Amended and Restated Certificate of Incorporation to change the Company's name to "World Wrestling Entertainment, Inc." We intend to mail this consent solicitation statement and accompanying consent card on or about May 23, 2002 to each stockholder entitled to consent to the proposal.

     We will pay all costs of this solicitation. Directors or officers, or employees of ours, may also solicit consents in person or by mail, telephone or telecopy.


     Only holders of record of our Class A common stock and Class B common stock at the close of business on May 23, 2002 will be entitled to consent to the proposal, and the period to consent to the proposal will end at 5:00 p.m., New York Time, on June 12, 2002. At the close of business on May 22, 2002, 15,882,735 shares of Class A common stock and 54,780,207 shares of Class B common stock were outstanding and entitled to vote, with each Class A share entitled to one vote on all matters and each Class B share entitled to ten votes. We sometimes refer to Class A common stock and Class B common stock together as "Common Stock".


     A majority of the outstanding shares of Common Stock is required to approve the proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal. Brokers may return a written consent form for shares held in street name in favor of the proposal absent contrary instructions from the beneficial owner of such shares.

     The Board of Directors has unanimously approved this proposal. We are soliciting the approval of the Company's stockholders of this proposal by written consent, and in lieu of a meeting of stockholders, because the Board of Directors believes that it is in the best interests of the Company and its stockholders to solicit such approval as of the earliest possible date. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

     If you vote via any of the following methods, you have the power to revoke your consent before 5:00 P.M., New York Time, on June 12, 2002, the end of the consent period. You may revoke your consent by delivering a written revocation to us before the end of the consent period.

VOTE BY MAIL:

     If you choose to vote by mail, simply mark your consent card, date and sign it, and return it in the postage-paid envelope provided. In order to be valid, your consent card must be received no later than 5:00 P.M., New York Time, on June 12, 2002.

VOTE BY TELEPHONE:

     You can vote your shares by calling the toll-free number 1-800-PROXIES. Telephone voting is available 24 hours a day until 5:00 P.M., New York Time, on June 12, 2002. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR CONSENT CARD. IF YOU ARE LOCATED OUTSIDE THE US AND CANADA, PLEASE SEE YOUR CONSENT CARD FOR ADDITIONAL INSTRUCTIONS.

VOTE BY INTERNET:

     You can also choose to vote via the Internet. The web site for Internet voting is www.voteproxy.com. Internet voting is available 24 hours a day until 5:00 P.M. on June 12, 2002. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR CONSENT CARD.

PROPOSAL -- CHANGE OF NAME.

     The Board of Directors of the Company has decided, subject to the stockholder approval requested hereby, to change our company name to "World Wrestling Entertainment, Inc." The name change will extend to our new logo and trademarks. We believe the new name and branding efforts will put an emphasis on the "E" for entertainment, and we see the name change as an opportunity to further cast the Company as an integrated entertainment and media company. The new name will provide us with a global identity that is distinct and unencumbered, which is critical to our U.S. and international growth plans. The Company began considering the name change as a result of developments in the Company's litigation with the WWF-World Wide Fund for Nature (the "Fund"). The Fund alleges that our use of the initials "WWF" in various contexts violates a 1994 agreement between the Fund and our Company. On August 10, 2001, the English High Court granted the Fund's motion for summary judgment, holding that the Company breached the 1994 agreement and that a trial is not warranted on these issues. On October 1, 2001, the judge issued a form of written injunction. This injunction has been stayed during the Company's appeal, which the Company is continuing to pursue. Specifically, and without limitation, we believe that there has been no confusion whatsoever between our intellectual property and that of the Fund; that the 1994 agreement did not prohibit the use of the initials "WWF" in our former logo or in the internet site wwf.com; and that the 1994 agreement illegally restrained trade. Nevertheless, we believe that the name change is a step toward bringing to a close this unnecessary litigation, which has been both costly and time consuming.


     Adoption of the proposed amendment will not affect the capitalization or capital structure of the Company, the rights of stockholders, the validity or transferability of stock certificates or listing of the common stock on the NYSE. It is anticipated that the ticker symbol for the common stock on the NYSE will, however, change.


     Subject to any changes required by the Delaware Secretary of State's Office, the complete text of the proposed amendment to the Amended and Restated Certificate of Incorporation is set forth below:

          "Article I of the Amended and Restated Certificate of Incorporation of World Wrestling Federation Entertainment, Inc. is hereby amended in its entirety to read as follows:

          "The name of the Corporation is World Wrestling Entertainment, Inc."

     When approved by the stockholders of the Company, the name change will become effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which will occur on or about June 14, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information known to us with respect to beneficial ownership of the Company's Common Stock as of May 22, 2002 by (1) each stockholder known by the Company to be the beneficial owner of more than five percent of either Class A common stock or Class B common stock; (2) each of the Directors and named executive officers; and (3) the Directors and named executive officers as a group. Unless otherwise indicated, the address of each stockholder listed in the table below is 1241 East Main Street, Stamford, Connecticut 06902.


                                                                   AMOUNT AND NATURE OF
TITLE OF CLASS               NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP   % OF CLASS
--------------               ------------------------------------  --------------------   ----------
Class B(1).................  Vincent K. McMahon(2)                      54,213,537           99.0
Class A....................  Gladwyne Catalyst GenPar, LLC(3)            2,582,773           16.3
                             600 The Times Building
                             Ardmore, Pennsylvania 19003
Class A....................  Viacom Inc.(4)                              2,135,992           13.4
                             1515 Broadway
                             New York, New York 10036
Class A....................  Massachusetts Financial Services            1,843,750           11.6
                             Company(5)
                             500 Boylston Street
                             Boston, MA 02116
Class A....................  Capital Group International, Inc.(6)        1,731,150           10.9
                             Capital Guardian Trust Company
                             11100 Santa Monica Blvd.
                             Los Angeles, California 90025
Class A....................  Citigroup Inc.(7)                           1,150,858            7.2
                             399 Park Avenue
                             New York, New York 10043
Class A....................  Mario J. Gabelli and Marc J.                  822,800            5.2
                             Gabelli(8)
                             One Corporate Center
                             Rye, New York 10580
Class B(1).................  Linda E. McMahon                              566,770(9)         1.0
Class A....................  August J. Liguori                             158,750(10)          *
Class A....................  David Kenin                                    28,750(10)          *
Class A....................  Joseph Perkins                                 28,750(10)          *
Class A....................  Michael B. Solomon                             32,500(11)          *
Class A....................  Lowell P. Weicker, Jr.                         30,750(10)          *
Class A and Class B(12)....  All Named Executive Officers and           55,059,807           77.9
                             Directors as a Group (7 persons)


---------------

  *  Less than one percent.


 (1) Class B common stock is fully convertible into Class A common stock, on a one-for-one basis, at any time at the option of the holder. The two classes are entitled to equal per share dividends and distributions and vote together as a class with each share of Class B entitled to ten votes and each share of Class A entitled to one vote, except when separate class voting is required by applicable law. If, at any time any shares of Class B common stock are beneficially owned by any person other than Vincent McMahon, Linda McMahon, any descendant of either of them, any entity which is wholly owned and is controlled by any combination of such persons or any trust, all the beneficiaries of which are any combination of such persons, each of those shares will automatically convert into shares of Class A common stock. Assuming hypothetically that all shares of Class B were converted into Class A, the only five percent stockholder would be Mr. McMahon, who would beneficially own 76.7 percent of the Class A common stock.


 (2) Includes 10,887,626 shares of Class B common stock owned by The Vincent K. McMahon Irrevocable Trust, for which Mr. McMahon acts as trustee with right to vote and dispose of the shares. Excludes 566,670 shares of Class B common stock and 100 Shares of Class A common stock owned by Linda McMahon, set forth in the table opposite her name.


 (3) The reported Beneficial Owner is one of the managing members of Invemed Catalyst GenPar, LLC, the general partner of Invemed Catalyst Fund, L.P., and may be deemed to own the securities held by such person. The reported Beneficial Owner disclaims beneficial ownership of such securities in excess of its direct or indirect interest in the profits or capital accounts of Invemed Catalyst GenPar, LLC. Mr. Michael Solomon, a director of the Company listed in the table, is the Managing Principal of the reported Beneficial Owner. This information is based on a Schedule 13(d) filed on August 31, 2001.

 (4) The amount shown is derived from a Form 4, dated April 2002, filed jointly on behalf of Viacom Inc. ("Viacom"), NAIRI, Inc. ("NAIRI"), National Amusements, Inc. ("NAI") and Sumner M. Redstone. Approximately 68% of Viacom's voting stock is owned by NAIRI, which in turn is a wholly owned subsidiary of NAI. Beneficial ownership is attributed to Mr. Redstone who is the Chairman of the Board and the beneficial owner of the controlling interest in NAI and Chairman of NAIRI and Viacom.



 (5)The amount shown is derived from Amendment No. 1 to a Schedule 13G dated April 19, 2002. Massachusetts Financial Services Company is an investment adviser.



 (6) The amount shown is derived from Amendment No. 3 to a Schedule 13G dated February 11, 2002. Capital Group International, Inc., is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities. The investment management companies include a bank and several investment advisers.



 (7) The amount shown is derived from Amendment No. 2 to a Schedule 13G, dated February 1, 2002. Citigroup Inc is the parent company of investment advisors that hold shared dispositive and voting power over the securities.



 (8)The amount shown is derived from a Schedule 13D dated July 2, 2001. The shares are beneficially owned by Mario J. Gabelli and Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one of them acts as chief investment officer.



 (9) Excludes 43,325,911 shares of Class B common stock owned by Vincent McMahon and 10,887,626 shares of Class B common stock owned by The Vincent K. McMahon Irrevocable Trust, set forth in the table opposite Mr. McMahon's name. Includes 100 shares of Class A common stock owned by Mrs. McMahon.



(10) Includes shares of common stock which currently may be purchased through the exercise of options, and, in the case of Governor Weicker, 2,000 shares owned directly by him.



(11) Excludes 2,582,773 shares reported in the table as beneficially owned by Gladwyne Catalyst GenPar, LLC for which Mr. Solomon is the Managing Principal. Mr. Solomon disclaims beneficial ownership of such securities in excess of his pecuniary interest therein.



(12) Assumes hypothetically that all shares of Class B common stock have been converted into Class A common stock.


CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain statements that are forward-looking and are not based on historical facts. When used in this consent solicitation statement, the words "may," "will," "could," "anticipate," "plan," "continue," "project," "intend," "estimate," "believe," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These statements relate to our future plans, objectives, expectations and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or the performance by us to be materially different from future results or performance expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those contained in forward-looking statements include the uncertainty of litigation as well as other factors listed in our Annual and Quarterly reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.


THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSAL. ALL STOCKHOLDERS ARE URGED TO VOTE BY ANY OF THE METHODS DESCRIBED HEREIN.


                                   By Order of the Board of Directors

                                   /s/ VINCENT K. MCMAHON
                                   Vincent K. McMahon
                                   Chairman of the Board

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement in connection with the proposed change of name of World Wrestling Federation Entertainment, Inc. (the "Company") to "World Wrestling Entertainment, Inc.", and consents to the vote of his, her or its shares without a meeting of the stockholders of the Company as follows:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" THE PROPOSAL.

1. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to "World Wrestling Entertainment, Inc."

                  __________        CONSENTS/FOR

                  __________        WITHHOLDS CONSENT/AGAINST

                  __________        ABSTAINS

2. I represent that I own the following number of shares of the Company's Common Stock (please insert the correct number):________________


         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         DATE:_____________, 2002            _________________________________
                                                   Signature

         PLEASE MARK, SIGN, DATE AND
         RETURN THE CONSENT FORM             __________________________________
         USING THE ENCLOSED ENVELOPE.        Signature if held jointly